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                                                                   Exhibit 10.87

Resolutions adopted at Michael Foods, Inc. Board of Directors meeting April 28, 1994.

                               MICHAEL FOODS, INC.
                      RESOLUTIONS OF THE BOARD OF DIRECTORS

RESOLVED, that the Severance Pay Plan for Eligible Employees of Michael Foods, Inc. and its subsidiaries as approved and implemented in accordance with the directives of this Board of Directors on July 26, 1990 and extended through July 1, 1994 is hereby extended for a period of one additional year to a new Termination Date of July 1, 1995.

     Number of employees covered under the plan
     from July 1, 1993 to July 1, 1994.................................24

     Employees removed:

          Gregg A. Ostrander, President and Chief Executive Officer Mohammed H. Samimi, Vice President, Quality-M.G. Waldbaum Co.

     Employees added:

          Dean Sprinkle, Vice President, Foodservice Sales
          Hershell R. Ball, Jr., Vice President Research & Development-M.G. Waldbaum Co.

     Number of employees covered under the plan
     from July 1, 1994 to July 1, 1995.................................24

     RESOLVED, that the Severance Plan be amended such that Section 3, paragraph
(b) will read as follows:

     "(b) A lump sum payment equal to one year's Total Annual Compensation for each Key Employee; provided, however, that the following officers shall receive a lump sum payment equal to two (2) times such Total Annual Compensation:

     William L. Goucher
     Kevin O. Kelly
     James J. Kohler
     Kevin S. Murphy
     John D. Reedy
     Norman A. Rodriguez;"